Exhibit 99.2

A.V.M. SOFTWARE, INC.

F-1

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors and Stockholders

of A.V.M Software, Inc.

We have audited the accompanying consolidated balance sheets of A.V.M. Software, Inc. (the “Company”) as of December 31, 2015 and 2014, and the related consolidated statements of operations, changes in stockholders’ equity and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States) and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of A.V.M Software, Inc. as of December 31, 2015 and 2014, and the consolidated results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Marcum LLP

Marcum LLP

New York, New York

December 19, 2016

F-2

A.V.M. SOFTWARE, INC.

 CONSOLIDATED BALANCE SHEETS

	December 31,
	2015	2014
Current assets:
Cash and cash equivalents	$6,676,557	$7,558,749
Credit card holdback receivable	150,000	172,809
Accounts receivable	832,621	564,527
Prepaid expense and other current assets	1,017,879	824,173
Total current assets	8,677,057	9,120,258
Property and equipment, net	917,720	812,733
Goodwill	4,344,650	4,344,650
Intangible assets, net	2,487,698	3,040,031
Deferred tax asset	754,535	582,951
Security deposits	82,083	82,083
Total assets	$17,263,743	$17,982,706

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$667,782	$496,761
Accrued expenses and other current liabilities	897,091	956,105
Deferred subscription revenue	2,262,818	2,544,140
Note payable	-	490,293
Total current liabilities	3,827,691	4,487,299
Contingent consideration	134,000	134,000
Total liabilities	3,961,691	4,621,299
Commitments and Contingencies
Stockholders' equity:
Common stock, $0.001 par value, 3,000,000 shares authorized, 1,233,996 shares issued and outstanding	12,340	12,340
Additional paid-in capital	6,865,757	6,659,186
Retained Earnings	6,423,955	6,689,881
Total stockholders' equity	13,302,052	13,361,407
Total liabilities and stockholders' equity	$17,263,743	$17,982,706

The accompanying notes are an integral part of these consolidated financial statements.

F-3

A.V.M. SOFTWARE, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Years Ended December 31,
	2015	2014
Revenues:
Subscription revenue	$17,529,115	$18,743,004
Advertising revenue	2,593,028	3,220,234
Total revenue	20,122,143	21,963,238
Costs and expenses:
Cost of revenue	5,117,277	5,114,908
Sales and marketing expense	4,088,113	4,526,923
Product development expense	8,597,175	8,236,653
General and administrative expense	2,790,233	2,762,204
Total operating costs and expenses	20,592,798	20,640,688
(Loss) income from operations	(470,655)	1,322,550
Interest income (expense), net	33,145	(8,424)
(Loss) income before income taxes	(437,510)	1,314,126
Benefit (provision) for income taxes	171,584	(615,869)
Net (loss) income	$(265,926)	$698,257

(Loss) income per share of common stock:
Basic	$(0.22)	$(0.57)
Diluted	$(0.22)	$(0.57)
Weighted average number of common shares outstanding:
Basic	1,233,996	1,233,257
Diluted	1,233,996	1,235,284

The accompanying notes are an integral part of these consolidated financial statements.

F-4

A.V.M. SOFTWARE, INC.

CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY

	Common Stock		Additional Paid-	Retained	Stockholders’
	Shares	Amount	in Capital	Earnings	Equity
Balance on January 1, 2014	1,229,496	$12,295	$6,356,508	$5,991,624	$12,360,427
Restricted stock issued for compensation	3,500	35	157,367	-	157,402
Shares issued for option exercise	1,000	10	18,595	-	18,605
Stock-based compensation expense for stock options	-	-	126,716	-	126,716
Net income		-	-	698,257	698,257
Balance on December 31, 2014	1,233,996	$12,340	$6,659,186	$6,689,881	$13,361,407
Stock-based compensation expense for stock options	-	-	206,571	-	206,571
Net loss	-	-	-	(265,926)	(265,926)
Balance on December 31, 2015	1,233,996	$12,340	$6,865,757	$6,423,955	$13,302,052

The accompanying notes are an integral part of these consolidated financial statements.

F-5

A.V.M. SOFTWARE, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Years Ended December 31,
	2015	2014
Cash flows from operating activities:
Net (loss) income	$(265,926)	$698,257
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	935,500	714,629
Stock-based compensation expense	206,571	284,118
Changes in operating assets and liabilities:
Credit card holdback receivable	22,809	58,168
Accounts receivable	(268,094)	13,636
Prepaid expenses and other current assets	(193,706)	(44,064)
Accounts payable, accrued expenses and other current liabilities	111,714	470,061
Deferred tax asset	(171,584)	(85,501)
Deferred subscription revenue	(281,322)	(620,796)
Net cash provided by operating activities	95,962	1,488,508
Cash flows from investing activities:
Property and equipment purchases	(488,154)	(406,542)
Intangible assets acquisition	-	(490,000)
Net cash used in investing activities	(488,154)	(896,542)
Cash flows from financing activities:
Proceeds from issuance of note payable	-	490,000
Repayment of note payable	(490,000)	-
Net cash (used in) provided by financing activities	(490,000)	490,000
Net (decrease) increase in cash and cash equivalents	(882,192)	1,081,966
Cash and cash equivalents at beginning of year	7,558,749	6,476,783
Cash and cash equivalents at end of year	$6,676,557	$7,558,749
Supplemental disclosure of cash flow information:
Cash paid in interest	$293	$-
Cash paid in taxes	$203,988	$64,487

The accompanying notes are an integral part of these consolidated financial statements.

F-6

A.V.M. SOFTWARE, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2015 AND 2014

1.       Organization and Basis of Presentation

The accompanying consolidated financial statements include A.V.M Software, Inc., and its wholly owned subsidiaries, Paltalk Software Inc., Paltalk Holdings, Inc., Tiny Acquisition Inc., Camshare, Inc. and Fire Talk LLC (collectively, the “Company”). A.V.M Software, Inc. and Tiny Acquisition Inc. were formed under the laws of the State of New York, and Paltalk Software Inc., Paltalk Holdings, Inc., Camshare, Inc. and Fire Talk LLC were formed under the laws of the State of Delaware.

The Company is an Internet software company. Under its registered trademarks, the Company develops and operates computer software that enables spontaneous global real time audio/video conversation via the internet.

2.       Summary of Significant Accounting Policies

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of A.V.M Software, Inc. and its wholly owned subsidiaries, were prepared in conformity with generally accepted accounting principles in the United States of America ("GAAP"). All intercompany balances and transactions have been eliminated upon consolidation.

Significant Estimates and Assumptions

The preparation of the accompanying consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Significant estimates relied upon in preparing these financial statements include the estimates used to determine the fair value of the Company’s common stock and stock options issued in share based payment arrangements, collectability of the Company’s accounts receivable and the valuation allowance on deferred tax assets. Management evaluates these estimates on an ongoing basis. Changes in estimates are recorded in the period in which they become known. The Company bases estimates on historical experience and various other assumptions that management believes to be reasonable under the circumstances. Actual results may differ from the estimates.

Revenue Recognition

The Company recognizes revenue on arrangements in accordance with Accounting Standards Codification (“ASC”) No. 605, Revenue Recognition. In all cases, revenue is recognized when the price is fixed or determinable, persuasive evidence of an arrangement exists, the service is performed and collectability is reasonably assured.

The Company has revenue streams consisting of subscriptions and advertisements. The Company recognizes revenue from monthly premium subscription services beginning in the month in which the subscriptions are originated. Revenues are presented net of refunds, credits, and known and estimated credit card chargebacks. During the years ended December 31, 2015 and 2014, subscriptions were offered in durations of one-, three-, six-, twelve- and fifteen- month terms. All subscription fees, however, are paid by credit card at the origination of the subscription regardless of the term of the subscription term. Revenues from multi-month subscriptions are recognized on a straight-line basis over the length of the subscription period. The unearned portion of subscription revenue is presented as deferred revenue in the accompanying consolidated balance sheets.

F-7

In addition, the Company offers virtual gifts to its users. Users may purchase credits in $5, $10 or $20 increments that can be redeemed for a host of virtual gifts such as a rose, a beer, a car, among other items. These gifts are given among users to enhance communication and are typically redeemed within the month of purchase. Virtual gift revenue is recognized at the point of sale and included in subscription revenue in the accompanying consolidated statements of operations.

The Company’s payment processors have established reserve accounts to secure the performance of the Company’s obligations under its service agreements, which is standard practice within the payment processing industry. These reserve accounts withhold a small percentage of the Company’s sales in a segregated account. These funds are classified as credit card holdback receivables and totaled $150,000 and $172,809 as of December 31, 2015 and December 31, 2014, respectively.

The Company earns advertising revenue by providing media space on its applications to third parties. The Company recognizes advertising revenue from these agreements ratably over the terms of the respective agreements.

Cost of revenue

Cost of revenue consists primarily of compensation (including stock-based compensation) and other employee-related costs of personnel engaged in data center and customer care functions, credit card processing fees, hosting fees, and data center rent and bandwidth costs.

Sales and marketing

Sales and marketing expense is expensed as incurred and consists primarily of advertising expenditures and compensation (including stock-based compensation) and other employee- related costs for personnel engaged in sales, and sales support functions. Sales and marketing spend includes search engine marketing and partner-related payments to those who direct traffic to our brands. Total advertising expense for the year ended December 31, 2015 was $3,405,192, and $3,536,802 for the year ended December 31, 2014.

Product development

Product development expense, which relates to the development of technology of our applications, consists primarily of compensation (including stock-based compensation) and other employee-related costs that are not capitalized for personnel engaged in the design, amortization of capitalized website development costs, testing and enhancement of service offerings and related technology.

General and administrative

General and administrative expense consists primarily of compensation (including stock-based compensation) and other employee-related costs for personnel engaged in executive management, finance, legal, tax, human resources, and fees for professional services. General and administrative also includes depreciation of fixed assets and amortization of intangible assets.

Reportable Segment

The Company operates in one reportable segment, and management assesses the Company’s financial performance and makes operating decisions based on a single operating segment.

F-8

Income Taxes

The Company accounts for income taxes using the asset and liability method prescribed by ASC No. 740, Income Taxes. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences of differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, as well as net operating loss and tax credit carry forwards. Deferred taxes are measured using enacted tax rates expected to be applied to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred taxes of a change in tax rates is recognized in results of operations in the period that includes the enactment date.

Each reporting period, the Company assesses whether its deferred tax assets are more-likely-than-not realizable in determining whether it is necessary to record a valuation allowance. This includes evaluating both positive (e.g., sources of taxable income) and negative (e.g., recent historical losses) evidence that could impact the realizability of the Company's deferred tax assets.

The Company recognizes the impact of an uncertain tax position in its financial statements if, in management's judgment, the position is more-likely-than-not sustainable upon audit based on the position's technical merits. This involves the identification of potential uncertain tax positions, the evaluation of applicable tax laws and an assessment of whether a liability for uncertain tax positions is necessary. Different conclusions reached in this assessment can have a material impact on the consolidated financial statements. Currently, the Company has no uncertain tax positions. The Company records interest and penalties as a component of income tax in the consolidated statements of operations. The Company incurred no interest or penalties for 2015 or 2014.

Stock-Based Compensation

In accordance with ASC No. 718, Compensation – Stock Compensation (“ASC 718”), the Company measures the compensation costs of stock-based compensation arrangements based on the grant date fair value of granted instruments and recognizes the costs in the financial statements over the period during which employees are required to provide services. Stock-based compensation arrangements include stock options and restricted stock awards.

Equity instruments (“instruments”) issued to non-employees are recorded based on the fair value of the instruments, as required by ASC 718. ASC No. 505, Equity Based Payments to Non-Employees (“ASC 505”), defines the measurement date as to when fair value should be determined for the expense recognition for such instruments. In general, the measurement date is (a) when a performance commitment, as defined, is reached or (b) when the earlier of (i) the non-employee performance is complete and (ii) the instruments are vested. The fair value measurement of such instruments is recognized over a period that is determined based on the facts and circumstances that stipulates the terms of each particular grant.

The fair value of each option granted was estimated using the Black-Scholes option-pricing model. Using this model, fair value is calculated based on assumptions with respect to the (i) expected volatility of the Company's common stock price, (ii) expected life of the award, which for options is the period of time over which employees and non-employees are expected to hold their options prior to exercise, (iii) expected dividend yield on the Company's common stock, and (iv) a risk-free interest rate, which is based on quoted U.S. Treasury rates for securities with maturities approximating the expected term. Expected volatility is estimated based on comparable companies’ historical volatilities. The expected life of options has been determined using the "simplified" method as prescribed by Staff Accounting Bulletin (“SAB”) No. 110, an amendment to SAB No. 107 as it does not have the historical data to provide a reasonable estimated of expected life, which uses the midpoint between the vesting date and the end of the contractual term. The Company determined the fair value of the common stock based on the results of a valuation study using the Back-Solve method in which the enterprise value of the Company is determined by reference to a sale of security to an unrelated party sale for cash then allocated among all classes of securities using an option pricing model approach. The expected dividend yield is zero as the Company does not currently anticipate paying dividends in the foreseeable future.

F-9

Net Income (Loss) Per Share

Basic net income (loss) per common share is determined using the two-class method and is computed by dividing net income (loss) by the weighted-average number of common shares outstanding during the period as defined by ASC No. 260, Earnings Per Share. The two-class method is an earnings allocation formula that determines income (loss) per share for each class of common stock and participating security according to dividends declared and participation rights in undistributed earnings. The two-class method treats a participating security as having rights to earnings that otherwise would have been available to common shareholders. According to the contractual terms of participating securities, such securities do not participate in losses.

Diluted net income (loss) per common share reflects the more dilutive earnings per share amount calculated using the treasury stock method or the two-class method, taking into account any potentially dilutive shares outstanding during the period. Potentially dilutive shares consist of shares issuable upon the exercise of stock options and unvested shares of restricted common stock (using the treasury stock method). To the extent stock options, stock equivalents and warrants are antidilutive, they are excluded from the calculation of diluted income per share.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less at the date of purchase to be cash equivalents. Cash and cash equivalents consist of cash on deposit with banks and money market funds. The Company maintains cash in bank accounts which, at times, may exceed federally insured limits. As part of its cash management process, the Company periodically reviews the relative credit standing of these banks. The Company has not experienced any losses in such accounts and periodically evaluates the credit worthiness of the financial institutions and has determined the credit exposure to be negligible.

Receivables

Accounts receivables are composed of amounts due from our advertising partners and from credit card processing companies following the initiation of subscription arrangements originated by our subscribers, which subscribers pay by credit cards. These receivables are unsecured and are typically settled by the payment processing company within several days of transaction processing accordingly, no allowance for doubtful accounts is considered. On December 31, 2015, the Company had accounts receivable from payment processors in the amount of $832,621, as compared to $564,527 on December 31, 2014.

As of December 31, 2015, two advertising partners and one payment processing company accounted for 56% of accounts receivable. As of December 31, 2014, three advertising partners and one payment processing company accounted for 75% of accounts receivable.

Property and equipment

Property and equipment are stated at cost, less accumulated depreciation and amortization. Depreciation and amortization is calculated using the straight-line method over the estimated useful lives of those assets, as follows:

Computers and office equipment	5 years
Website development cost	3 years
Furniture and fixtures	7 years
Leasehold improvements	Shorter of estimated useful life or remaining lease term

Repairs and maintenance costs are expensed as incurred.

The Company's property and equipment assets include computers and office equipment, furniture and fixtures and leasehold improvements, which are subject to depreciation or amortization over the useful life of the asset. Property and equipment also includes website development cost which is incurred during the development stage. See website and development costs policy details.

Property and equipment is evaluated for recoverability whenever events or changes in circumstances indicate that the carrying amounts of the assets might not be recoverable. In evaluating an asset for recoverability, the Company estimates the future cash flow expected to result from the use and eventual disposition of the asset. If the expected future undiscounted cash flow is less than the carrying amount of the asset, an impairment loss, equal to the excess of the carrying amount over the fair value of the asset, is recognized. No impairment losses were recorded on property and equipment for the periods presented in these consolidated financial statements.

Website Development Costs

In accordance with ASC 350-50, Website Development Costs, the Company accounts for website development costs by capitalizing qualifying costs which are incurred during the development and infrastructure stage. Expenses incurred in the planning stage are expensed as incurred. Capitalized website development cost is included in property and equipment and are amortized straight-line over the expected period of benefit, which is three years, when the software is ready for its intended use. Amortization expense related to capitalize website development costs is included in product development expense.

F-10

Goodwill

The Company evaluates its goodwill for impairment in accordance with ASC 350, Intangibles – Goodwill and Other. Goodwill is recorded when the purchase price paid for an acquisition exceeds the estimated fair value of the net identified tangible and intangible assets acquired.

The Company tests the recorded amount of goodwill for impairment on an annual basis on September 30 of each fiscal year or more frequently if there are indicators that the carrying amount of the goodwill exceeds its carried value. The Company has one reporting segment. There have been no impairments for the years ended December 31, 2015 and 2014.

Goodwill gross carrying amount of $4,344,650 in our consolidated balance sheets originated as result of a business acquisition on October 15, 2010.

Intangible Assets

The Company acquired amortizable intangibles assets as part of two asset purchase agreements consisting of trademarks and non-compete agreements. The Company also holds patents. The Company’s intangible assets, net represents definite-lived intangible assets, which are being amortized on a straight-line basis over their estimated useful lives as follows:

Trademarks	10 years
Patents	20 years
Non-compete agreements	3 years
Customer relationships/contracts	4-12 years

The Company reviews intangible assets for impairment whenever events or changes in business circumstances indicate that the carrying amount of the assets might not be recoverable. Factors that the Company considers in deciding when to perform an impairment review include significant underperformance of the business in relation to expectations, significant negative industry or economic trends, and significant changes or planned changes in the use of the assets. If an impairment review is performed to evaluate a long-lived asset for recoverability, the Company compares forecasts of undiscounted cash flows expected to result from the use and eventual disposition of the long-lived asset to its carrying value. An impairment loss would be recognized when estimated undiscounted future cash flows expected to result from the use of an asset are less than its carrying amount. The impairment loss would be based on the excess of the carrying value of the impaired asset over its fair value, determined based on discounted cash flows. No impairments were recorded on intangible assets as no impairment indicators were noted for the periods presented in these consolidated financial statements.

Fair Value of Financial Instruments

The carrying amounts of the Company's cash and cash equivalents, accounts receivable, credit card holdback receivable, accounts payable, approximate fair value due to the short-term nature of these instruments.

Subsequent Events

Management has evaluated subsequent events to determine if events or transactions occurring through the date on which the consolidated financial statements were available to be issued require adjustment or disclosure in the Company's financial statements. See Note 14.

Recent Accounting Pronouncements

In May 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2014-09, which supersedes the revenue recognition guidance in Accounting Standard Codification (“ASC”) 605, Revenue Recognition. The new guidance clarifies the principles for recognizing revenue and develops a common revenue standard for U.S. GAAP and International Financial Reporting Standards. The standard outlines a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers and supersedes the most current revenue recognition guidance. In July 2015, the FASB approved a one-year deferral of the effective date of this ASU. With this deferral, the amended guidance is effective retrospectively for reporting periods (interim and annual) beginning after December 15, 2017. We are currently assessing the potential impact of this ASU on our consolidated financial position and results of operations.

In November 2015, the FASB issued ASU No. 2015-17, Income Taxes (Topic 740): Balance Sheet Classification of Deferred Taxes, which changes how deferred taxes are classified on organizations’ balance sheets. The ASU eliminates the current requirement for organizations to present deferred tax liabilities and assets as current and noncurrent in a classified balance sheet. Instead, organizations will be required to classify all deferred tax assets and liabilities as noncurrent. The amendments apply to all organizations that present a classified balance sheet. For public companies, the amendments are effective for financial statements issued for annual periods beginning after December 15, 2016, and interim periods within those annual periods. For private companies, not-for-profit organizations, and employee benefit plans, the amendments are effective for financial statements issued for annual periods beginning after December 15, 2017, and interim periods within annual periods beginning after December 15, 2018. The Company evaluated and determined it does not have a material impact on our consolidated financial statements.

F-11

In February 2016, the FASB issued ASU No. 2016-02, Leases (“ASU 2016-02”), which amends the existing accounting standards for lease accounting, including requiring lessees to recognize most leases on their balance sheets and making targeted changes to lessor accounting. ASU 2016-02 will be effective beginning in the first quarter of 2019. Early adoption of ASU 2016-02 is permitted. The new standard requires a modified retrospective transition approach for all leases existing at, or entered into after, the date of initial application, with an option to use certain transition relief. The Company is currently evaluating the impact of adopting ASU 2016-02 on our consolidated financial statements.

In March 2016, the FASB issued ASU No. 2016-09, which revises the guidance in ASC 718, Compensation - Stock Compensation, and will change how companies account for certain aspects of share-based payments to employees, including the income tax impact, classification on the statement of cash flows and forfeitures. The guidance is effective for reporting periods (interim and annual) beginning after December 15, 2017, for public companies. Early adoption is permitted. We are currently assessing the potential impact of this ASU on our consolidated financial position and results of operations.

In August 2016, the FASB issued ASU No. 2016-15, which revises the guidance in ASC 230, Statement of Cash Flows. The new guidance is intended to reduce the diversity in practice in how certain cash receipts and cash payments are presented and classified in the statement of cash flows, and is effective for reporting periods (interim and annual) beginning after December 15, 2017, for public companies. We are currently assessing the potential impact of this ASU on our consolidated financial position and results of operations.

3.       Security Deposits

On November 23, 2009, the Company entered into a lease agreement for office space at One Penn Plaza in New York City which commenced on February 1, 2010 and has been extended to December 31, 2016. The Company recorded $65,936 under long-term security deposits on its consolidated balance sheets as of December 31, 2015 and December 31, 2014.

On May 15, 2009, the Company entered into a lease agreement with AGMB Jericho Atrium LLC for office space at 500 North Broadway in Jericho, New York which commenced on June 15, 2009 and expired on September 30, 2016. The Company recorded $14,404 under long-term security deposits in the accompanying consolidated balance sheets as of December 31, 2015 and December 31, 2014.

On October 18, 2010, the Company entered into a lease agreement for office space at 101 West 6th Street in Austin, Texas which commenced on October 22, 2010 and has been extended to October 31, 2017. The Company recorded $1,743 under long-term security deposits in the accompanying consolidated balance sheets as of December 31, 2015 and December 31, 2014.

4.       Business Combination

Tiny Acquisition Inc.

On December 15, 2014, the Company entered into an agreement to purchase the trademarks and other intellectual property of Tiny Acquisition Inc., a New York corporation, and Tinychat Co., a Delaware corporation (together “Tiny”), a video chat application company, for an initial purchase price of $490,000. The purchase price will be increased by earnout payments, if any, which will be capitalized, and are limited to $3,000,000 for the twenty-four month period ending on the second anniversary of the closing date based on certain revenue requirements.

At each measurement period, based on the projected probability of performance, the fair value of the contingent consideration under this earnout provision amounted to $134,000 and are included as a liability in the accompanying consolidated balance sheets as of December 31,2015 and 2014.

The following table summarizes the fair value of assets acquired and purchase consideration assumed at the date of the acquisition:

Assets acquired
Developed technology	$190,000
Customer relationships/contracts	279,000
Trademarks	155,000
Total assets acquired	$624,000

Total purchase consideration:
Initial cash purchase price	$490,000
Contingent consideration	134,000
Total purchase consideration	$624,000

Assets acquired under the business combination were recorded under intangible assets and amortized over their useful life. See Note 6.

Based upon the size of Tiny’s assets as compared to the Company’s assets prior to the acquisition, the Company determined that this acquisition was an immaterial business combination.

F-12

5.       Property and Equipment, Net

Property and equipment, net consists of the following:

	December 31,
	2015	2014
Computer equipment	$3,618,483	$3,600,462
Website development	1,856,572	1,386,439
Furniture and fixtures	83,927	83,927
Leasehold improvements	60,914	60,914
Total fixed assets	5,619,896	5,131,742
Less: Accumulated depreciation	(4,702,176)	(4,319,009)
Total fixed assets, net	$917,720	$812,733

Depreciation expense, which includes amortization of website development costs, for the years ended December 31, 2015 and 2014 was $383,167 and $275,591, respectively.

The Company only holds property and equipment in the United States.

6.        Intangible Assets, Net

Intangible assets, net consist of the following:

	December 31,
	2015			2014
	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
Patents	$50,000	$(16,250)	$33,750	$50,000	$(12,500)	$37,500
Trademarks	555,000	(224,479)	330,521	555,000	(168,979)	386,021
Developed technology	1,990,000	(1,204,861)	785,139	1,990,000	(948,195)	1,041,805
Customer contracts	2,279,000	(940,712)	1,338,288	2,279,000	(704,295)	1,574,705
Total intangible assets	$4,874,000	$(2,386,302)	$2,487,698	$4,874,000	$(1,833,969)	$3,040,031

Trademarks, developed technology, customer contracts included an aggregate of $624,000 of intangible assets acquired in a business combination completed in December 15, 2014 as described in Note 4.

Amortization expense for the years ended December 31, 2015 and 2014 was $552,333 and $439,038, respectively.

The estimated aggregate amortization expense for each of the next five years and thereafter will approximate $837,100 in 2016, $764,000 in 2017, $590,700 in 2018, $256,300 in 2019, $246,700 in 2020 and $382,500 thereafter.

F-13

7.       Income Taxes

Deferred tax assets and liabilities result from temporary differences in the recognition of income and expense for tax and financial reporting purposes.

Deferred income tax was provided on temporary differences at a 45% statutory tax rate. Significant components of the Company’s deferred tax assets and liabilities are as follows at December 31:

	As of December 31,
	2015	2014
Deferred tax assets:
Net operating loss	$77,954	$-
Stock based compensation	676,581	582,951
Total deferred tax assets	$754,535	$582,951

	As of December 31,
	2015	2014
Federal
Current	$-	$526,118
Deferred	(128,710)	(64,137)
State
Current	-	175,252
Deferred	(42,874)	(21,364)
Income tax provision (benefit)	$(171,584)	$615,869

The Company has net operating loss carry-forwards available to reduce future taxable income tax of approximately $172,000, at December 31, 2015, which begin to expire after the year ending December 31, 2035.

For the years ended December 31, 2015 and 2014, a reconciliation of the statutory rate and effective rate for the provisions for income taxes consists of the following:

	For the years ended December 31,
	2015	2014

Statutory federal income tax rate	34.0%	34.0%
State taxes, net of federal tax benefit	11.3%	11.0%
Other	(6.1)%	1.8%
Income tax provision (benefit)	39.2%	46.8%

The differences between the Company’s effective income tax rate and the statutory federal rate for the years ended December 31, 2015 and 2014 relate primarily to meals and entertainment for which no tax benefit was recognized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the period in which those temporary differences become deductible. The Company believes it is more likely than not that future taxable income will be sufficient to allow it to recover all of the value assigned to the deferred tax assets. However, if future events cause the Company to conclude that it is not more likely than not that the Company is able to recover all of the value assigned to the deferred tax assets, the Company will be required to record a valuation allowance accordingly.

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Management has performed its evaluation of all other income tax positions taken on all open income tax returns and has determined that there were no positions taken that do not meet the more-likely-than-not standard for determining whether it is necessary to record a reserve. Accordingly, there are no penalties or interest receivable or payable relating to uncertain income tax provisions in the accompanying financial statements. Due to anticipated taxable income in the future a valuation allowance on the companies deferred tax assets was not considered necessary as of December 31, 2014 and 2015. The Company’s tax filings are subject to the U.S. (Federal, New York State, New York City and Texas State) tax authorities’ examination. The Company is not currently under examination by any tax authorities of each jurisdiction.

The Company files U.S. federal income tax returns, as well as income tax returns for Texas State, New York State and New York City. The following years remains open for possible examination: 2013, 2014 and 2015.

8.       Accrued Expenses and Other Current Liabilities

Accrued expenses and other current liabilities consist of the following:

	December 31,
	2015	2014
Compensation, benefits and payroll taxes	$159,158	$194,289
Income tax payable	701,371	701,371
Other accrued expenses	36,562	60,445
Total accrued expenses and other current liabilities	$897,091	$956,105

9.       Note Payable

UBS Bank USA

The Company has a revolving line of credit with UBS Bank USA, with no expiration, which is limited to the balance held in the Company’s UBS Financial Services, Inc. account in the amount of $900,000 at December 31, 2014. The line of credit bears interest at the thirty-day LIBOR rate (0.17% at December 31, 2014) plus 1.1%. At December 31, 2014 the Company had drawn one loan on this line of credit in the amount of $490,293 and the interest rate charged at December 31, 2014 was 1.27%. Interest expense incurred on this line of credit from December 15, 2014 (date of inception of the loan) to December 31, 2014 was $293. The loan was repaid in full, including $293 of interest, in July 2015.

10.       Stock-Based Compensation

The Company issues restricted stock awards and grants options of common stock at exercise prices ranging from $22.00 to $27.00 per share to certain of its employees and non-employee service providers.

Stock Options

The following table summarizes the assumptions used in the Black-Scholes pricing model to estimate the fair value of the options granted during the years ended:

	December 31,
	2015	2014
Expected volatility	77.0% -86.6%	92.7% -96.0%
Expected life of option	5.5 -6.5	5.5 -6.5
Risk free interest rate	1.7% -2.1%	1.7% -2.3%
Expected dividend yield	0.0%	0.0%

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The Company determined the fair value of the common stock based on the results of a valuation study using the Back-Solve method in which the enterprise value of the Company is determined by reference to a sale of security to an unrelated party sale for cash then allocated among all classes of securities using an option pricing model approach.

The following tables summarize stock option activity during the year ended December 31, 2014:

	Number of Options	Weighted Average Exercise Price
Stock Options:
Outstanding at January 1, 2014	43,200	$19.73
Granted	3,000	27.28
Expired or canceled, during the period	-	27.28
Forfeited, during the period	-	-
Outstanding at December 31, 2014	46,200	$20.22
Exercisable at December 31, 2014	39,401	$18.99

The following tables summarize stock option activity during the year ended December 31, 2015:

	Number of Options	Weighted Average Exercise Price
Stock Options:
Outstanding at January 1, 2015	46,200	$20.22
Granted	19,500	21.96
Expired or canceled, during the period	-	-
Forfeited, during the period	-	-
Outstanding at December 31, 2015	65,700	$20.74
Exercisable at December 31, 2015	52,302	$20.02

On December 31, 2015, the aggregate intrinsic value of stock options that were outstanding and exercisable was $126,918. On December 31, 2014, the aggregate intrinsic value of stock options that were outstanding and exercisable was $42,715. The intrinsic value for stock options is calculated based on the exercise price of the underlying awards and the fair value of such awards as of each reporting period-end date. The aggregate fair value for the options granted during the year ended December 31, 2015 was $263,359, as compared to $38,329 during the year ended December 31, 2014.

The Company estimates potential forfeitures of stock awards and adjusts recorded stock-based compensation expense accordingly. Accordingly, the Company estimates of pre-vesting forfeitures is primarily based on the Company’s historical experience and is adjusted to reflect actual forfeitures as the stock based awards vest.

On December 31, 2014, there was $302,973 of total unrecognized compensation expense related to stock options, which is expected to be recognized over a weighted average period of 4.80 years.

On December 31, 2015, there was $102,592 of total unrecognized compensation expense related to stock options, which is expected to be recognized over a weighted average period of 5.48 years.

Restricted Stock Awards

On March 1, 2014, the Company entered into a Restricted Share Award Agreement with an employee granting 3,500 shares of restricted stock that fully vested at grant date.

F-16

The following table summarizes restricted stock award activity for the years ended December 31, 2015 and 2014:

		Weighted Average Grant
	Number of RSAs	Date Fair Value
Restricted Stock Awards:
Outstanding at January 1, 2014	46,500	$12.62
Granted	3,500	17.69
Expired or canceled, during the period	-	-
Forfeited, during the period	-	-
Outstanding at December 31, 2014	50,000	$12.98
Granted	-	-
Expired or canceled, during the period	-	-
Forfeited, during the period	-	-
Outstanding at December 31, 2015	50,000	$12.98

On December 31, 2015 and 2014, there was $0 of total unrecognized compensation expense related to unvested restricted stock awards.

Stock-based compensation expense relating to restricted stock awards for the year ended December 31, 2015 was $0, as compared to $157,367 for the year ended December 31, 2014.

Stock-based compensation expense for the Company’s stock options and restricted stock included in the consolidated statements of operations is as follows:

	December 31,
	2015	2014
Sales and marketing expense	$-	$157,402
Product development expense	192,800	96,560
General and administrative expense	13,771	30,156
Total stock-based compensation expense	$206,571	$284,118

11.       Net (Loss) Income Per Share

Basic and diluted net (loss) income per common share are computed by dividing net (loss) income by the weighted average number of common shares outstanding during the period. Diluted net (loss) income per share includes the determinants of basic net (loss) income per share and, in addition, gives effect to the common stock potentially issuable under vested and unvested stock options, except where the effect of including them is anti-dilutive.

The following table summarizes the net (loss) income per share calculation:

	Year Ended December 31,
	2015	2014
Net (loss) income - basic and diluted	$(265,926)	$698,257

Weighted average shares outstanding - basic	1,233,996	1,233,257
Stock options	-	2,027
Weighted average shares outstanding - diluted	1,233,996	1,235,284

Per share data:
Basic	$(0.22)	$(0.57)
Diluted	$(0.22)	$(0.57)

For the periods where the Company reported losses, all common stock equivalents are excluded from the computation of diluted loss per share, since the result would be anti-dilutive. Common stock equivalents not included in the calculations of diluted loss per share because to do so would have been anti-dilutive, include the following:

	Year Ended December 31,
	2015	2014
Stock options	65,700	-
Total anti-dilutive common stock equivalents excluded from diluted loss per share calculation	65,700	-

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12.       Commitments

Operating Lease Agreements

On November 23, 2009, the Company entered into a lease agreement for office space at One Penn Plaza in New York City which commenced on February 1, 2010 and has been extended to December 31, 2016. The monthly rent payment for this lease is approximately $20,000. The Company subleased this office space on November 20, 2015 until December 31, 2016. The rental income for the sublease is approximately $22,500 per month.

On May 15, 2009, the Company entered into a lease agreement with AGMB Jericho Atrium LLC for office space at 500 North Broadway in Jericho, New York which commenced on June 15, 2009 and expired on September 30, 2016.

On October 18, 2010, the Company entered into a lease agreement for office space at 101 West 6th Street in Austin, Texas which commenced on October 22, 2010 and has been extended to October 31, 2017.

Total rent, utilities, real estate tax expense and commercial rent tax expense relating to operating lease agreements for the years ended December 31, 2015 and 2014 were $547,036 and $501,929, respectively.

On December 31, 2015, future minimum payments under non-cancelable operating leases were as follows:

Year	Amount
2016	$645,704
2017	253,796
2018	225,407
2019	228,493
2020	71,070
Thereafter	65,148
Total	$1,489,618

13.       Related Parties

None.

14.       Subsequent Events

Operating Leases

On January 18, 2016, the Company entered into a lease agreement for office space located at 122 East 42nd Street in New York, NY and paid a security deposit in the amount of $37,000. The term of the lease runs until May 30, 2019. The Company’s monthly office rent payments under the lease are currently approximately $12,300 per month and escalate on an annual basis for each year of the term of the lease thereafter.

On June 7, 2016, the Company entered into a lease agreement with Jericho Executive Center LLC for office space at 30 Jericho Executive Plaza in Jericho, New York which commenced on September 1, 2016 and runs through November 30, 2021. The Company’s monthly office rent payments under the lease are currently approximately $5,900 per month.

The Merger

On October 7, 2016, the Company completed a merger with Snap Interactive, Inc, pursuant to which SAVM Acquisition Corporation, Snap Interactive, Inc.’s wholly owned subsidiary, merged with and into A.V.M. Software, Inc., with A.V.M. Software, Inc. surviving as a wholly owned subsidiary of Snap Interactive, Inc. (the “Merger”) in order to become a leading platform in connecting a global audience of users around interest categories and dating by leveraging live video and chat as the core method of communication.

As a result of the Merger, the former shareholders of A.V.M. Software, Inc. received shares of Snap Interactive, Inc.’s common stock representing approximately 77.9% of the outstanding shares of common stock of the post-Merger combined company, and Snap Interactive, Inc.’s former shareholders retained approximately 22.1% of the outstanding shares of common stock of the post-Merger combined company, in each case including 9,250,000 shares of unvested restricted stock in the total number of shares of Snap Interactive, Inc. common stock outstanding.

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